UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2018
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA		92121 (Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.425) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 8.01.    Other Items.

As previously announced, on March 5, 2018 Ligand Pharmaceuticals Incorporated (“Ligand”) and Roivant Sciences GmbH (“Roivant”) entered into a License Agreement (the “License Agreement”) pursuant to which Ligand granted to Roivant an exclusive royalty-bearing license under patents related to Ligand’s Glucagon Receptor Antagonist (“GRA”) program, including the lead compound LGD-6972, and related know-how.
Prior to entering into the License Agreement, Ligand had acquired Metabasis Therapeutics, Inc. (“Metabasis”) on January 27, 2010. The consideration paid to the former Metabasis stockholders included an aggregate of 35,147,294 “Glucagon” contingent value rights (“Glucagon CVRs”). Holders of the Glucagon CVRs are entitled to payments, pro rata and after certain defined reductions, of 20% of any cash proceeds received in connection with licensing of the Glucagon program under agreements entered into after January 27, 2018 but before January 27, 2020.
On April 2, 2018, Ligand sent Computershare Inc., as Rights Agent under the Glucagon CVR Agreement (the “Rights Agent”), an achievement certificate certifying that the holders of Glucagon CVRs are entitled to receive pro rata $3,841,931.12. On July 2, 2018, the Rights Agent shall distribute the $3,841,931.12 pro rata (i.e., approximately $0.1093 cash for each Glucagon CVR) to the holders as of June 27, 2018 of the Glucagon CVRs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: April 13, 2018	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary